Exhibit 99.1

FOR IMMEDIATE RELEASE

Elvictor Group Reports First Quarter 2026 Financial Results and Provides an Operational Update

Revenue Increases 63.6% Year-Over-Year; Net Income Increases 125.2% to $135,613; Seafarers Under Management Exceed 3,000

ATTIKI, Greece–May 20, 2026. Elvictor Group Inc. (OTCID: ELVG) (“Elvictor” or the “Company”), a provider of maritime crew management and recruitment services, today announced financial results for the three months ended March 31, 2026 and provided a business update.

First Quarter 2026 Financial Highlights

●	Total revenue of $985,022 for the three months ended March 31, 2026, an increase of $382,644, or 63.6%, compared to $602,378 for the three months ended March 31, 2025.

●	Net income of $135,613 for the three months ended March 31, 2026, an increase of $75,383, or 125.2%, compared to net income of $60,230 for the three months ended March 31, 2025.

●	Gross profit of $599,891 for the three months ended March 31, 2026, an increase of $156,734, or 35.4%, compared to $443,157 for the three months ended March 31, 2025; gross margin of 60.9% compared to 73.6% for the three months ended March 31, 2025.

●	Nine new crew management contracts executed during the three months ended March 31, 2026 with a single shipping client, with billing commencing in the first quarter of 2026.

●	Seafarers under management exceeded 3,000 as of the date of this release, with four new ship manager clients secured since March 31, 2026.

●	More than 25 additional vessels delivered since January 2026, representing over 500 additional crew members under management.

First Quarter 2026 Financial Results

Revenue. Total revenue for the three months ended March 31, 2026 was $985,022, compared to $602,378 for the three months ended March 31, 2025, an increase of $382,644, or 63.6%. The increase was primarily attributable to higher gross revenue from crew management services resulting from nine new crew management contracts executed during the quarter with a single shipping client, with billing commencing in the first quarter of 2026.

Gross Profit. Gross profit for the three months ended March 31, 2026 was $599,891, compared to $443,157 for the three months ended March 31, 2025, an increase of $156,734, or 35.4%. Gross margin was 60.9% for the three months ended March 31, 2026, compared to 73.6% for the three months ended March 31, 2025. Cost of revenue increased to $385,131 from $159,221, reflecting higher direct service costs associated with expanded crew management activity.

Operating Expenses. Total operating expenses were $448,669 for the three months ended March 31, 2026, compared to $400,882 for the three months ended March 31, 2025, an increase of $47,787, or 11.9%. The increase was driven primarily by higher professional fees and salary costs, partially offset by lower general and administrative expenses. The increase also reflects investment in technology infrastructure and platform development.

Net Income. Net income for the three months ended March 31, 2026 was $135,613, compared to net income of $60,230 for the three months ended March 31, 2025, an increase of $75,383, or 125.2%.

Operational Update

As of May 20, 2026, the Company manages more than 3,000 seafarers representing 10 nationalities across seven vessel classes, serving approximately 50 clients. Since January 2026, more than 25 additional vessels have been delivered and four new ship manager clients have been secured. The Company is engaged in ongoing discussions with additional prospective clients in the tanker and bulk carrier segments, although no assurance can be given that any such discussions will result in definitive agreements.

Management currently expects that certain planned staff retirements will take effect beginning in the third quarter of 2026, which the Company anticipates will reduce operating costs and improve operating efficiency. There can be no assurance that these anticipated retirements will occur on the expected timeline or produce the anticipated cost savings.

Management Commentary

Konstantinos S. Galanakis, Chief Executive Officer of Elvictor Group, Inc., stated: “First quarter 2026 results reflect strong revenue growth driven by the addition of nine new crew management contracts, which contributed to a 63.6% increase in revenue while operating expenses grew by 11.9%. We continue to invest in technology and platform development as we work to scale our crew management capabilities. Elvictor’s expansion since quarter-end, with more than 3,000 seafarers now under management and four new ship manager clients onboarded, reflects continued momentum in our business.”

The Company’s quarterly report on Form 10-Q for the three months ended March 31, 2026 will be filed with the Securities and Exchange Commission and will be available at www.sec.gov.

About Elvictor Group, Inc.

Elvictor Group, Inc. (OTCID: ELVG) is transforming the fragmented maritime industry through its fully digitalized crew and ship management platform designed to enhance operational efficiency and reduce costs. With a strategic focus on AI-driven workforce solutions, M&A-driven expansion, and cost-efficient vessel ownership, Elvictor is ushering in a new era of transparency in the shipping industry. For more information, visit: https://www.elvictorgroup.com, and follow us on LinkedIn.

Investor and Media Contact:

Investor Relations

Jonathan.Paterson@harbor-access.com

Tel +1 475 477 9401

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, the “forward-looking statements”). All statements other than statements of historical fact contained in this press release are forward-looking statements. Forward-looking statements are generally identified by use of words such as “anticipates,” “believes,” “continues,” “could,” “estimate,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements in this press release include, without limitation, statements regarding: the expected completion of the Company’s AI-enabled platform by the end of 2026; anticipated reductions in operating costs beginning in the third quarter of 2026 as a result of planned staff retirements; the anticipated launch of a new corporate website; the ability to scale crew management operations without a proportional increase in costs or headcount; the outcome of ongoing discussions with prospective clients in the tanker and bulk carrier segments; and the Company’s general expectations regarding its business strategy and operations.

These forward-looking statements are based on management’s current expectations and assumptions as of the date of this press release. Such expectations and assumptions involve known and unknown risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those anticipated include, but are not limited to:

●	the Company’s ability to develop and deploy its technology platform on the expected timeline and within anticipated cost parameters;

●	the Company’s ability to attract and retain clients and to convert prospective client discussions into executed contracts;

●	changes in demand for maritime crew management services and conditions in the global shipping industry;

●	the Company’s ability to recruit, train, and retain qualified personnel, including its technical team;

●	the impact of planned staff retirements on operations and service quality;

●	competitive pressures in the maritime services industry;

●	changes in laws and regulations applicable to maritime operations, crew management, or the Company’s business generally;

●	general economic and geopolitical conditions and their impact on the shipping industry; and

●	other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new information, future events, or circumstances after the date of this press release, except as required by applicable securities laws.

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